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                                                                    EXHIBIT 23.2


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-4 of Rainwire Partners, Inc. of our report dated April 28, 2002, relating to the financial statements of Rainwire Partners, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Braverman & Company, P.C.
Certified Public Accountants
Prescott, Arizona
July 23, 2002